Exhibit 99.1

Churchill Downs Incorporated to Acquire Youbet.com, Inc.

Combination expected to deliver faster product innovation and an improved customer experience to horse racing fans, as well as to attract new fans to racing

Companies believe anticipated revenue opportunities and $10 million in projected annualized cost synergies make deal attractive to shareholders of both companies

LOUISVILLE, Ky. & BURBANK, Calif.--(BUSINESS WIRE)--Churchill Downs Incorporated (NASDAQ: CHDN - News) (“CDI”) and Youbet.com, Inc. (NASDAQ: UBET - News) (“Youbet”) announced today they have entered into a definitive merger agreement under which CDI would acquire all of the outstanding shares of Youbet in a transaction valued at approximately $126.8 million based on the Tues. Nov. 10, 2009, closing price of CDI common stock. Under the terms of the transaction, Youbet shareholders would receive a fixed ratio of 0.0598 shares of CDI common stock plus $0.97 in cash for each share of Youbet common stock they own, subject to possible future adjustment to the exchange ratio in very limited circumstances to increase the cash consideration and correspondingly decrease the stock consideration, in order to ensure that the transaction does not require CDI to issue more than 19.6% of its outstanding common stock prior to the transaction. After the close of the transaction, Youbet.com shareholders are expected to own approximately 16% of CDI. Based on the closing price of CDI common stock on Tues. Nov. 10, 2009, the transaction represents a per-share value of Youbet common stock of approximately $2.84, and an implied premium of 28% for Youbet shareholders over the closing price of Youbet common stock on Tues. Nov. 10, 2009. This transaction is expected to qualify as tax-deferred under Section 368 of the Internal Revenue Code.

Youbet is recognized as a leading innovator in the advanced deposit wagering (“ADW”) channel, delivering horse racing online to consumers in the U.S. Youbet has introduced such breakthrough features such as its WagerPadPro™ wagering interface, MyROI, a best-in-class analytic tool, and the recently launched beta version of WhoDoYouLike.com, a new social media website focused on real-time aggregation of fans’ thoughts and opinions on horse racing. Youbet is also the exclusive provider of horse racing content to CBSSports.com and ESPN.com. Youbet’s United Tote subsidiary is a leading supplier of totalizator systems, equipment and technology that process wagers and payouts and is a provider of pari-mutuel tote services to racing operations inside and outside the United States including such leading racetracks as Aqueduct, Belmont, Churchill Downs, Keeneland, and Saratoga. Youbet reported handle of $438 million and revenue of $85.8 million in 2008, and reported $374 million in handle and $70.8 million in revenue through the first nine months of 2009.

We believe this transaction will bring significant value and opportunity to both the customers of the combined business and to CDI shareholders and Youbet shareholders who will become CDI shareholders due to:

•	Anticipated revenue opportunities,

•	Cost reduction synergies,

•	An enhanced capability to pursue other online business opportunities,

•	Secure access to a stable, established tote system, and

•	A greater ability to develop and introduce new technology-enabled features and services that ADW customers want, and that can attract new customers to racing.

According to recent statistics, less than 14% of all wagering on U.S. Thoroughbred racing is estimated to be placed online. We believe, however, that this percentage will continue to grow, consistent with recent trends toward online transactions in other consumer industries. In fact, the level of ADW wagering activity has already been increased significantly in recent years, while overall wagering activity has been relatively flat and, in recent years, down. If these recent trends continue as anticipated, we believe the combined business will be well positioned to compete for additional handle and revenue opportunities.

A projected $10 million in annualized cost savings have been identified that can be realized by combining the two companies. These cost synergies fall into three categories: elimination of the duplicate costs of operating two public companies; elimination of duplicate sales, general and administrative costs; and elimination of the duplicate costs of developing and operating two ADW technology stacks and websites. The first $5 million in annualized cost reduction is expected to be realized within the first few months following closing of this transaction, and the second $5 million by the end of the first 12 months following closing. During the first 12 months following closing, we expect these cost reductions will be reduced by approximately $7 million resulting from transaction fees, restructuring charges and asset impairment charges, the precise amounts and timing of which cannot be predicted at this time.

We believe that the resources of the combined business will enable it to pursue other online business opportunities beyond pari-mutuel wagering, should such opportunities develop. We also believe this transaction has significant benefits for CDI, by enabling it to acquire and maintain a stable, established tote system, which is recognized as the industry’s leading system. Concerns about the financial viability and stability of tote system providers and the need to improve the integrity of tote system wagering are well established. By acquiring United Tote, CDI hopes to be able to directly address those problems and utilize the United Tote technology to improve tote system stability, performance and integrity.

Finally, the combined business should be able to develop and introduce innovative new technology-enabled features and services that ADW customers want and that can bring new customers to racing. The combined business would be a publicly-traded, U.S.-licensed, U.S.-operated and U.S.-owned ADW operator backed by the financial resources of CDI. As the ADW channel grows, we believe the combined business will be able to offer customers a superior level of trust, confidence and service delivering an unparalleled customer experience.

The merger, which has been unanimously approved by the Board of Directors of both companies, is conditioned upon, among other things, the approval of Youbet’s shareholders, the receipt of required regulatory approvals, and other customary closing conditions. Subject to the satisfaction of these conditions, the transaction is expected to close in the first or second quarter of 2010. In connection with the merger agreement, certain shareholders of Youbet and each of the directors of Youbet have entered into voting agreements with CDI under which they have agreed to vote their shares, which collectively represents approximately 24% of Youbet’s outstanding shares, in favor of the merger. Upon completion of the transaction, Michael Brodsky, Youbet’s Executive Chairman, will join CDI’s Board of Directors and its Executive and Strategy Committees.

Churchill President and Chief Executive Officer Robert L. Evans said, “We believe this combination should enable us to accelerate the development of new technology-enabled features and services that horse racing customers who wager via the ADW channel want, and that can attract new customers to racing. While we expect to make many exciting improvements for customers, our existing TwinSpires.com customers will be able to continue to access their accounts and make wagers, deposits and withdrawals in the same manner they do today.” Evans continued, “We believe that the anticipated additional growth in our ADW channel handle and revenue, coupled with the expected cost synergies, make this transaction a good way to deliver additional value to CDI and Youbet shareholders.”

Youbet President and Chief Executive Officer David Goldberg said: “We are excited about what this opportunity to combine Youbet with CDI will mean for Youbet customers, shareholders and employees. We have worked hard to develop and deploy innovative products and services and have introduced creative online marketing tools to attract new customers to racing. Youbet’s customers will be able to continue to access their accounts and make wagers, deposits and withdrawals as they do today. We believe these capabilities will complement CDI’s strong customer relationship with core racing fans. Youbet shareholders are receiving a significant premium over the current trading price for their shares and, through their ownership of CDI shares, the opportunity to participate in the potential upside of the combined company.”

“We have been very impressed by the quality, performance and dedication of Youbet employees,” concluded Evans, “Immediately upon the closing of this transaction we will share our plans for the combined business with both Youbet and CDI employees. Until the transaction has closed we must continue to operate both companies in a completely independent manner.”

Imperial Capital is acting as financial advisor and Sidley Austin LLP is acting as legal advisor to CDI in this transaction. Moelis & Company is acting as financial advisor and Kirkland & Ellis LLP and Olshan Grundman Frome Rosenzweig & Wolosky LLP are acting as co-legal advisors to Youbet in this matter.

Please note that Youbet has changed the date and time for its conference call to discuss its third quarter financial results to Thurs. Nov. 12, 2009, at 8:00 a.m. Eastern Time, at which time Youbet will also discuss this transaction. Youbet’s conference call details are as follows:

Youbet Teleconference Call
Date:	Thurs., Nov. 12, 2009
Time:	8:00 a.m., Eastern Time
Number:	877-857-6163

CDI will discuss the transaction in a teleconference call on Thurs. Nov. 12, 2009, at 9:00 a.m. Eastern Time. CDI’s conference call details are as follows:

CDI Teleconference Call
Date:	Thurs., Nov. 12, 2009
Time:	9:00 a.m., Eastern Time
Phone Number:	866-783-2141
International Call in:	857-350-1600
Pass Code:	43582028

Churchill Downs Incorporated (“CDI” or “Company”), headquartered in Louisville, Ky., owns and operates world-renowned horse racing venues throughout the United States. CDI’s four racetracks in Florida, Illinois, Kentucky and Louisiana host many of North America’s most prestigious races, including the Kentucky Derby and Kentucky Oaks, Arlington Million, Princess Rooney Handicap and Louisiana Derby. CDI’s racetracks have hosted seven Breeders’ Cup World Championships. CDI also owns off-track betting facilities and has interests in various advance-deposit wagering, television production, telecommunications and racing services companies including a 50-percent interest in the national cable and satellite network HorseRacing TV, that support the Company’s network of simulcasting and racing operations. CDI trades on the NASDAQ Global Select Market under the symbol CHDN and can be found on the Internet: www.churchilldownsincorporated.com

Youbet.com, Inc. (NASDAQ: UBET) is a leading domestic online horse racing and horse betting site, the exclusive provider of live horse racing footage and racing results to ESPN.com and CBSSports.com and a leading supplier of totalizator systems to the pari-mutuel industry. Youbet’s website enables its customers to securely wager on horse races at over 180 racetracks each year worldwide from the convenience of their homes or other locations. Through its online platform, Youbet offers members real-time wagering, co-mingled track pools, conditional wagering capabilities, high quality live audio/video, up-to-the-minute track information, mobile wagering, race replay library, simultaneous X2 Video multi-race viewing capability and sophisticated ROI-based player analysis tools. In addition, through its United Tote totalizator systems subsidiary, Youbet provides hardware and software to its track partners, allowing them to process pari-mutuel wagers, issue and pay tickets, and calculate payoff odds. Youbet’s website is: www.youbet.com.

Forward Looking Statements

This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may include, but are not limited to, statements about the benefits of the proposed transaction, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions. These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “may,” “can,” “could,” “might,” “will” and similar expressions identify forward-looking statements, including statements related to expected operating and performing results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future. Such risks, uncertainties and other factors include, among other things: the possibility that the expected efficiencies and cost savings from the proposed transaction will not be realized, or will not be realized within the expected time period; the ability to obtain governmental approvals of the merger on the proposed terms and schedule contemplated by the parties; the failure of Youbet’s stockholders to approve the proposed merger; the risk that CDI and Youbet businesses will not be integrated successfully; disruption from the proposed transaction making it more difficult to maintain business and operational relationships; the risk that a significant licensing agreement is terminated or not renewed; rising prices for content, the possibility that the proposed transaction does not close, including, but not limited to, due to the failure to satisfy the closing conditions; the effect of global economic conditions, including any disruptions in the credit markets; the effect of UIGEA regulations and/or the resulting policies adopted by credit card companies and other financial institutions; the effect (including possible increases in the cost of doing business) resulting from future war and terrorist activities or political uncertainties; the overall economic environment; the impact of increasing insurance costs; the impact of interest rate fluctuations; the effect of any change in our accounting policies or practices; the financial performance of our racing operations; the impact of gaming competition (including lotteries and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in those markets in which we operate or are in close proximity; costs associated with our efforts in support of alternative gaming initiatives; costs associated with customer relationship management initiatives; a substantial change in law or regulations affecting pari-mutuel and gaming activities; our continued ability to effectively compete for the country’s top horses and trainers necessary to field high-quality horse racing; our continued ability to grow our share of the interstate simulcast market and obtain the consents of horsemen’s groups to interstate simulcasting; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to successfully complete any divestiture transaction; market reaction to our expansion projects; the loss of our totalizator companies or their inability to provide us assurance of the reliability of their internal control processes through Statement on Auditing Standards No. 70 audits or to keep their technology current; our accountability for environmental contamination; the loss of key personnel; the impact of natural disasters on our operations and our ability to adjust the casualty losses through our property and business interruption insurance coverage; any business disruption associated with a natural disaster and/or its aftermath; the impact of wagering or other federal or state laws, including changes in any such laws or enforcement of those laws by regulatory agencies; the outcome of pending or threatened litigation; changes in our relationships with horsemen’s groups and their memberships; our ability to reach agreement with horsemen’s groups on future purse and other agreements (including, without limiting, agreements on sharing of revenues from gaming and advance deposit wagering); the effect of claims of third parties to intellectual property rights; the volatility of our stock price; the impact of live racing day competition with other Florida and Louisiana racetracks within those respective markets; a substantial change in allocation of live racing days; changes in Illinois law that impact revenues of racing operations in Illinois; the presence of wagering facilities of Indiana racetracks near our operations; our ability to execute on our permanent slot facility in Florida; the need for various alternative gaming approvals in Louisiana; our ability to integrate businesses we acquire, including our ability to maintain revenues at historic levels and achieve anticipated cost savings; and the outcome of any claims arising in connection with a pending lawsuit in federal court in the Western District of Kentucky styled Churchill Downs Incorporated, et al v. Thoroughbred Horsemen’s Group, LLC, Case #08-CV-225-S]. See CDI’s and Youbet’s Annual Reports on Form 10-K for the fiscal year ended December 31, 2008 and other public filings with the Securities and Exchange Commission (the “SEC”) for a further discussion of these and other risks and uncertainties applicable to our businesses. Neither CDI nor Youbet undertakes any duty to update any forward-looking statement whether as a result of new information, future events or changes in our respective expectations.

Important Merger Information and Additional Information

This communication is being made in respect of the proposed merger transaction involving CDI and Youbet. In connection with the proposed transaction, CDI will file with the SEC a registration statement on Form S-4 and Youbet will mail a proxy statement/prospectus to its stockholders, and each will be filing other documents regarding the proposed transaction with the SEC as well. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement/prospectus will be mailed to Youbet stockholders. You may obtain copies of all documents filed with the SEC concerning this proposed transaction, free of charge, at the SEC’s website (www.sec.gov), by accessing CDI website at www.churchilldownsincorporated.com under the heading “Investor Relations” and then under the link “SEC Filings” or from CDI by directing a request to 700 Central Avenue, Louisville, KY 40208. Alternatively, you may obtain copies by accessing Youbet’s website at www.Youbet.com under the heading “Investors Relations” and then under the link “SEC Filings” or from Youbet by directing a request to 5901 De Soto Avenue, Woodland Hills, CA 91367.

CDI and Youbet and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding CDI directors and officers is available in CDI’s proxy statement for its 2009 annual meeting of shareholders and CDI’s 2008 Annual Report on Form 10-K, which were filed with the SEC on April 28, 2009 and March 4, 2009, respectively. Information regarding Youbet directors and executive officers is available in Youbet’s proxy statement for its 2009 annual meeting of stockholders and Youbet’s 2008 Annual Report on Form 10-K, which were filed with the SEC on April 30, 2009 and March 6, 2009, respectively. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holding and otherwise, will be contained in the proxy statements/prospectus and other relevant materials to be filed with the SEC when they become available.

Contact:

Churchill Downs Incorporated
Liz Harris, 502-636-4474
Liz.Harris@KyDerby.com
or
Youbet.com, Inc.
Jeff Grosman, 818-668-2384
JGrosman@Youbet.com